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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                       Statement of Eligibility Under the

                  Trust Indenture Act of 1939 of a Corporation

                          Designated to Act as Trustee

                        FIRST TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)


      United States                                41-0257700
(State of Incorporation)                        (I.R.S. Employer
                                                Identification No.)


        First Trust Center
        180 East Fifth Street
        St. Paul, Minnesota                            55101
(Address of Principal Executive Offices)             (Zip Code)



                             NAI TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

        New York                                    11-1798773
(State of Incorporation)                         (I.R.S. Employer
                                                Identification No.)


        2405 Trade Centre Avenue
        Longmont, CO                                   80503
(Address of Principal Executive Offices)             (Zip Code)

             12% Convertible Subordinated Promissory Notes Due 2001
                      (Title of the Indenture Securities)


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                                     GENERAL

1.    General Information  Furnish the following information as to the Trustee.

      (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency
               Washington, D.C.

      (b)  Whether it is authorized to exercise corporate trust powers.

               Yes

2.    AFFILIATIONS   WITH  OBLIGOR  AND  UNDERWRITERS  If  the  obligor  or  any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

               None

      See Note following Item 16.

      Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from registration number 22-27000.

      1.   Copy of Articles of Association.

      2.   Copy of Certificate of Authority to Commence Business.

      3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

      4.   Copy of existing By-Laws.

      5.   Copy of each Indenture referred to in Item 4.  N/A.

      6.   The consents of the Trustee required by Section 321(b) of the act.

      7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

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                                      NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 6th day of August, 1996.



                                    FIRST TRUST NATIONAL ASSOCIATION

[SEAL]

                                    /S/ Christina Hatfield
                                    --------------------------------
                                    Christina Hatfield
                                    Assistant Vice President



/S/ Kathe Barrett
- -------------------------------
Kathe Barrett
Assistant Secretary

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                                    EXHIBIT 6

                                     CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  August 6, 1996



                                    FIRST TRUST NATIONAL ASSOCIATION

                                    /S/ Christina Hatfield
                                    --------------------------------
                                    Christina Hatfield
                                    Assistant Vice President

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